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                                                                    EXHIBIT 10.8

                             DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT (the "Agreement") is entered into as of August 23, 2001, by and between SMARTGATE, L.C. ("SmartGate"), a Florida limited liability company, with its principal place of business at 4400 Independence Court, Sarasota, Florida, U.S.A. 34234, and H.S. JACKSON & SON (FENCING)
LIMITED ("Jackson"), sometimes doing business as Jacksons Fine Fencing, a United Kingdom private limited company, Company Number 910291, with its principal place of business at Stowting Common, Nr. Ashford, Kent, England, U.K. TN25 6BN, and its registered office at 4 and 6 Queen Street, Ashford, Kent, England, U.K. TN23 1RG.

     WHEREAS, SmartGate desires to appoint Jackson as its exclusive distributor of the Products as defined hereinbelow in the Territory as defined hereinbelow pursuant to the terms and conditions set forth in this Agreement; and

     WHEREAS, Jackson desires to be appointed the exclusive distributor of the Products as defined hereinbelow in the Territory as defined hereinbelow pursuant to the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties, intending to be legally bound, hereby agree as follows:

1.   APPOINTMENT; TERRITORY; PRODUCTS.

     (a)  (i)   Subject to all the terms and conditions of this Agreement,
SmartGate hereby appoints Jackson for the term of this Agreement as its exclusive distributor of the Products (as "Products" is hereinafter defined) only within the Territory as defined on Attachment A.

          (ii) Jackson may distribute Products only to persons and entities located and taking delivery within the Territory who Jackson has no reason to believe will actively sell the Products outside the Territory, except it shall be permissible for Jackson to export outside of the Territory (but not to the U.S.A.) Products which are included as part of a complete Jackson turnkey project and not a stand alone SmartGate system, provided such export remains in compliance with Section 3(e) hereof.

          (iii) Jackson covenants, represents, warrants, and agrees not to sell any Products outside of the Territory or in circumvention of this Agreement, and not to authorise others to sell outside of the Territory any of the Products sold by SmartGate to Jackson. Both parties to this Agreement acknowledge that, under present European Union law, it appears that Jackson cannot be prohibited from responding to enquiries made from persons and entities located outside the Territory as a result of its website or as a result of its name or reputation and from selling Products in response to such unsolicited enquiries (known in this Agreement as "passive selling"). It also appears that Jackson cannot impose on anyone to whom Jackson sells or distributes the Products any ban on passive selling to persons and entities located outside the Territory. It is not the responsibility of Jackson to restrain (by injunction or otherwise) any person or entity

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from breaching this clause since such breaches by third parties would not be under the control of Jackson. To the extent that it is lawful, Jackson agrees to notify SmartGate of passive selling enquiries received by Jackson from persons and entities located outside the Territory and to voluntarily refer such enquiries to the SmartGate's distributor for that area, if any, and if none then to SmartGate itself.

          (iv) Similarly, both parties to this Agreement acknowledge that it appears that SmartGate's other distributors might not be able to be prohibited from responding to enquiries made from persons and entities located within the Territory as a result of their websites or as a result of their names or reputations and from selling Products in response to such unsolicited enquiries (also known in this Agreement as "passive selling"). It also appears that SmartGate might not be able to impose on anyone to whom SmartGate sells or distributes the Products any ban on passive selling to persons and entities located within the Territory. To the extent that it is lawful, SmartGate agrees to notify Jackson of passive selling enquiries received by SmartGate from persons and entities located within the Territory and to voluntarily refer such enquiries to Jackson. Passive selling within the Territory by SmartGate's other distributors will be permitted and both parties acknowledge that it is not the responsibility of SmartGate to restrain (by injunction or otherwise) any person from breaching Jackson's rights under this Agreement since such breaches by third parties would not be under the control of SmartGate.


          (v) "Product" shall mean a product set forth in Attachment A, together with the packaging and documentation provided therewith by SmartGate. Any update, enhancement or improvement of a Product that is made generally available by SmartGate and that is substantially similar to such Product and that is marketed under the same product number and nomenclature as such Product shall be added to Attachment A as a new Product (the parties shall sign an Amended Attachment A in such case). SmartGate reserves the right to change, modify or discontinue any Product at any time. Discontinued items that are fundamentally faulty will be accepted back for full credit during the term of this Agreement. SmartGate may, at its option, add other products to Attachment A and may remove any discontinued product therefrom (the parties shall sign an Amended Attachment A in such case).

          (vi) Jackson accepts this appointment on the terms and conditions set forth in this Agreement. Jackson is not an agent of SmartGate and is not authorized to legally bind SmartGate as a result of this subsection (also see section 6 (Relationship of Parties)).

     (b) Subject to all the terms and conditions of this Agreement, SmartGate hereby appoints Jackson for the term of this Agreement as an authorized warranty service provider for the Products. This appointment is ancillary to and coincides with Jackson's appointment as exclusive distributor of the Products within the Territory. SmartGate may terminate this right at any time by giving written notice to Jackson. Jackson accepts this appointment on the terms and conditions set forth in this Agreement. Jackson agrees to comply with any guidelines provided by SmartGate that are applicable to authorized warranty service providers for the Products. Jackson is not authorized to repair any Products; Jackson's authority under this subsection is limited to replacing defective Products pursuant to Subsection 5(b) (Standard Warranty and Disclaimer) of this Agreement. Jackson is not an agent of SmartGate and is not authorized to legally bind SmartGate as a result of this subsection (also see section 6 (Relationship of Parties)).

     (c) Throughout the term of this Agreement, SmartGate will promptly pass along to Jackson all enquiries or interest it becomes aware of from any source having to do with potential sales and customers in the Territory. SmartGate agrees that it will not, during the lifetime of this Agreement, directly sell to any

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customers located in the Territory; provided however, that it appears that
SmartGate cannot be prohibited from responding to enquiries made from persons and entities located within the Territory as a result of SmartGate's website or as a result of its name or reputation and from selling Products in response to such unsolicited enquiries (known in this Agreement as "passive selling"). It also appears that SmartGate might not be able to impose on anyone to whom it sells or distributes the Products any ban on passive selling to persons and entities located within the Territory. It is not the responsibility of SmartGate to restrain (by injunction or otherwise) any person or entity from breaching this clause since such breaches by third parties would not be under the control of SmartGate. To the extent that it is lawful, SmartGate agrees to notify Jackson of passive selling enquiries received by SmartGate from persons and entities located inside the Territory and to voluntarily refer such enquiries to Jackson.

2.   PAYMENT, STOCKING REQUIREMENTS AND SUPPLY TERMS.

     (a)(i) Products are delivered F.O.B. SmartGate's applicable warehouse or place of production in the U.S.A., where SmartGate shall deliver the Products, at Jackson's expense, to a common carrier for final and certain movement of such property to Jackson in the U.K. Sales are exempt from Florida sales tax pursuant to Florida Administrative Code Rule 12A-1.064. The initial prices payable by Jackson are those set forth on Attachment B. SmartGate shall have the right, in its sole discretion, from time to time or at any time to change such prices with sixty (60) days' written notice. New prices will apply to all orders placed after such notice period. In addition, Jackson will pay all charges, including without limitation transportation and shipping and handling charges and insurance premiums and shall be responsible for all taxes, duties, licenses and other governmental assessments, licenses, permits and requirements for export and import of the Products. Jackson shall be responsible for exporting Products from the U.S.A. and importing products into the Territory. Risk of loss is borne by Jackson so all shipments will be insured for their total invoice amount. Any value added tax (VAT) that may arise under U.K. law is not included in the price, and SmartGate is not obligated or registered to collect VAT, so any obligation with respect to VAT lies solely with Jackson, and Jackson agrees to indemnify and defend SmartGate from any obligation with respect to VAT.

     (ii) Jackson shall pay SmartGate for Products in U.S. dollars via wire transfer to SmartGate's bank in the U.S.A. in accordance with the wire transfer instructions in Attachment E. Payment of the total price of the Products ordered, plus the entire cost of shipping, transportation, insurance and other charges, shall be paid within sixty (60) days after the date SmartGate sends Jackson an invoice for the Products. SmartGate shall send Jackson an invoice on or after the date of shipment of the Products. Orders may be filled in one shipment or multiple shipments, at SmartGate's election. Each shipment shall appear on a separate invoice. Shipping, transportation, insurance and other charges may be added by SmartGate to the invoice after shipment. Any invoice that is not paid when due shall accrue interest at the rate of fifteen percent (15%) per annum until paid.

     (iii) It is SmartGate's policy to require payment in advance or payment upon delivery. In consideration of SmartGate allowing Jackson to pay invoices within sixty (60) days, Jackson will, at Jackson's expense, provide to SmartGate, prior to the first shipment of Products, an irrevocable standby letter of credit in favor of SmartGate in the amount of Forty Thousand U.S. Dollars ($40,000.00 U.S.) in form and substance satisfactory to SmartGate, stating that it is issued subject to the International Standby Practices 1998 (ISP98), and covering payments that Jackson is required to make to SmartGate for purchase of Products under this Agreement or otherwise (the "Letter of Credit"). SmartGate may require that the


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Letter of Credit be confirmed, at Jackson's expense, by a bank in Florida.
Jackson shall, at its expense, maintain the Letter of Credit until the later of
(a) the date of expiration or termination of this Agreement or (b) the date that all payments due SmartGate from Jackson have been received by SmartGate. Jackson will, at Jackson's expense, cause the amount of the Letter of Credit to be increased from time to time so that it covers the total amount remaining unpaid on invoices for Products at all times. SmartGate is not obligated to ship a Product if the Letter of Credit is not in place or is not sufficient to cover the total amount remaining unpaid on invoices for Products including the invoice for the Product to be shipped. If Jackson fails to pay any invoice within sixty (60) days after SmartGate sends it, then SmartGate will, in addition to all other rights, including the right to stop shipment of other orders, have the right to draw on the Letter of Credit to the extent of such payment. If the Letter of Credit is drawn upon, Jackson shall, at its expense, immediately cause it to be replenished so that it covers all payments Jackson is required to make to SmartGate for purchase of Products under this Agreement or otherwise. Jackson agrees and acknowledges that the amount of the Letter of Credit in no way limits the liability of Jackson to SmartGate.

     (b) The minimum initial stocking order, minimum inventory, and minimum order requirements ("Minimums") that Jackson agrees to maintain during the term of this Agreement are set forth on Attachment C. Jackson hereby irrevocably places the minimum initial stocking order of one hundred (100) SG-0507 (Rev. H) units, ten (10) each of all accessory kits, ten (10) each of insulator cable assemblies specific to the brand of gates sold by the distributor, and ten (10) each of installation and sales videos. The initial order also includes four hundred (400) sets of dealer brochures provided at no charge. One-half of this initial stocking order shall be shipped and invoiced first and the second half of which shall be shipped and invoiced thirty (30) days thereafter in order to allow Jackson time for marketing and sales efforts using the first half of the order. No further order or instruction is necessary for this initial stocking order to take effect. This initial order is effective upon this Agreement being signed by both Jackson and SmartGate. SmartGate hereby accepts this initial stocking order. Jackson is not required to maintain the minimum inventory set forth on Attachment C until it receives a total of one hundred (100) units. In order for Jackson to maintain its rights under this Agreement as exclusive distributor, Jackson must continue after the initial stocking order to place orders for Products at least as often and at least in the amounts set forth on Attachment C, to maintain at least the minimum inventory set forth on Attachment C, and to comply with all other provisions of Attachment C.

     (c) During the term of this Agreement, subject to the other terms and conditions of this Agreement, SmartGate shall use its reasonable commercial efforts to fill promptly (by full or partial shipment) Jackson's written orders for Products, which are accepted by SmartGate at its main office, insofar as practical and consistent with then-current SmartGate's lead-time schedule, shipping schedule, access to supplies on acceptable terms and allocation of available products and capacity among SmartGate customers. SmartGate's normal lead-time requirement is approximately three to four (3 to 4) weeks; SmartGate will use reasonable efforts to provide Jackson with notice on an ongoing basis of SmartGate's then-current average lead-time.

     (d) Jackson shall check each order of Products upon receipt and shall report in writing to SmartGate no later than three (3) days after receipt of an order or partial order any items that do not conform to the order.



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3.   JACKSON COVENANTS AND REPRESENTATIONS.

     Jackson covenants, represents, warrants, and agrees as follows:

     (a) (i)   To provide SmartGate with a monthly sales report showing the number of units sold, the dates sold, the customers' names and contact persons, the respective serial numbers of the units sold, and the number of parts kits (whether or not said parts were manufactured by SmartGate or Jackson), and to provide SmartGate with monthly non-binding good-faith forecasts of its anticipated requirements and shipping dates for the three (3) month period following each forecast; SmartGate agrees to keep the customers' names and contact persons furnished by Jackson in strict confidence both during and following the term of this Agreement and to not use it for any purpose other than for warranty and repair service and tracking and support service both during the following the term of this Agreement, unless Jackson otherwise consents;

         (ii) To use reasonable commercial efforts to support and maintain the pre-existing relationship SmartGate has with Parking Equipment Services in the Territory, and to honor the prices and terms SmartGate has established with Parking Equipment Services, which are SmartGate's standard dealer wholesale pricing and terms as currently set forth on Exhibit "1", for at least one (1) year after the date of this Agreement;

     (b) Not to (i) disassemble, decompile or otherwise reverse engineer any of the Products or otherwise attempt to learn the structure or ideas underlying the Products, (ii) rent, lease or otherwise provide temporary access to a Product, (iii) copy or modify any of the Products, or (iv) allow others to do any of the foregoing; and if Jackson learns of anyone doing the activities described above, Jackson shall immediately notify SmartGate in writing of such activity;

     (c) (i)   To use reasonable commercial efforts to successfully market
(including, without limitation, inclusion of the Products in Jackson's catalogs and other promotional materials), distribute and support (including installation, training and other support) the Products on a continuing basis and to comply with good business practices and all laws and regulations relevant to this Agreement or the subject matter hereof;

         (ii) In its distribution efforts, Jackson will only use the then-current names used by SmartGate for the Products (but will not represent or imply that Jackson is SmartGate or is a part of SmartGate), and no other right to use any name or designation for the Products is granted by SmartGate under this Agreement and Jackson shall not remove, alter, obliterate or deface the name of the Products or their packaging, warranty or documentation in any way;

         (iii) All advertisements and promotional materials used by Jackson shall be subject to prior written approval of SmartGate, which approval shall not be unreasonably withheld, and once approval is received for use of an advertisement or other promotional material the approval need not be renewed for subsequent use unless the approval was expressly limited or unless the advertisement or promotional item would obligate SmartGate to make a rebate or otherwise incur a cost to SmartGate;

     (d) (i)   To keep SmartGate informed as to any problems encountered with the Products and any resolutions arrived at for those problems, and to communicate promptly to SmartGate any and all


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modifications, design changes or improvements of the Products suggested by any customer, employee or agent of Jackson;

          (ii) Jackson further agrees that SmartGate shall have and is hereby assigned any and all right, title and interest in and to any suggested modifications, design changes, and improvements of the Products, without the payment of any consideration therefor either to Jackson, or its employees, agents or customers; Jackson will also promptly notify SmartGate of any infringement of any patents, trademarks, copyrights or other proprietary rights relating to the Products of which Jackson becomes aware;

     (e) To comply with the U.S. Foreign Corrupt Practices Act and all applicable export laws, restrictions, and regulations of any United States or foreign agency or authority and not to export or re-export, or allow the export or re-export of any product, technology or information it obtains or learns pursuant to this Agreement (or any direct product thereof) in violation of any such laws, restrictions or regulations; Jackson shall obtain and bear all expenses relating to any necessary licenses, permits and/or exemptions with respect to the export from the U.S. and the import to the Territory of the Products in compliance with all applicable laws and regulations prior to shipping thereof by SmartGate;

     (f) That neither this Agreement (or any term hereof) nor the performance of or exercise of rights under this Agreement, is restricted by, contrary to, in conflict with, ineffective under, requires registration or approval or tax withholding under, or affects SmartGate's proprietary rights (or the duration thereof) under, or will require any termination payment or compulsory licensing under, any law or regulation of any organization, country, group of countries or political or governmental entity located within or including all or a portion of the Territory;

     (g) To provide ongoing supervision of its personnel and the dealer and installer network to assure compliance with the highest standards of ethics, and to report immediately to SmartGate, in writing, any conduct in the Territory which might adversely affect the image or reputation of SmartGate;

     (h) To provide appropriate and effective sales, installation and maintenance training and support for its personnel and the dealer and installer network;

     (i) That its personnel and the dealer and installer network will provide a level of customer support, for all warranty and service claims, that is up to the high SmartGate standard and that will assure the continuation and growth of the SmartGate image and reputation;

     (j) That its personnel and the dealer and installer network will accurately and appropriately represent the characteristics of the Products, and that it will prevent any misrepresentation by its personnel and the dealer and installer network of the Products and their performance limitations or warranty;

     (k) Not to make any statements or representations regarding any of the Products, product performance or warranty not otherwise contained in materials provided by SmartGate or approved in writing by SmartGate;

     (l) Not to manufacture on its own or through a third party any of the Products or any part thereof, including but not limited to components, hardware, accessories, wiring harnesses, cables, packaging, or printed materials manufactured or offered by SmartGate without SmartGate's express prior


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written permission; any such parts of Products manufactured by Jackson with
SmartGate's express prior written permission will be manufactured to SmartGate's then current specifications, and Jackson will, at Jackson's expense, provide representative production samples to SmartGate upon SmartGate's request from time to time, but requests shall not be made at a rate greater than is required for generally accepted quality control procedures;

     (m) Not to sell, promote or market any competitive product which is based upon invisible field technology that does not utilize beam, lens or emitter; provided however, that Jackson may sell, promote and market photocells and in-ground inductive loops;

     (n) To have and keep in good standing insurance policies for the following coverage and limits of liability at all times during the term of this Agreement:
Employer Liability (Pound Sterling)10 Million; Public Liability (Pound Sterling)5 Million; and Products Liability (Pound Sterling)5 Million;

     (o) Jackson acknowledges that, in the course of performing its duties under this Agreement, it might obtain information relating to the Products and to SmartGate, which SmartGate deems is of a confidential and proprietary nature including but not limited to the following, all of which the parties hereby agree are trade secrets under Florida and U.K. law and all of which the parties hereby define to be "Trade Secrets" that are owned solely by SmartGate: know-how, inventions, discoveries, conceptions, knowledge, techniques, processes, programs, schematics, plans, designs, algorithms, plans, ideas, data, databases, hardware, software, customers and customer lists, suppliers and supplier lists, distributors and distributor lists, financial information, and sales and marketing plans; and all information that SmartGate provides to Jackson and all information that Jackson obtains relating to the Products or SmartGate shall be deemed and treated as trade secrets under Florida and U.K. law unless SmartGate advises Jackson in writing that such information is not confidential and proprietary; and Jackson and its employees and agents shall, at all times, both during the term of this Agreement and after its termination or expiration, keep in trust and confidence all such Trade Secrets, and shall not use such Trade Secrets other than in the course of its duties as expressly provided in this Agreement; nor shall Jackson or its employees or agents disclose any such Trade Secrets to any person or entity without SmartGate's prior written consent; and Jackson acknowledges that any such Trade Secrets received by Jackson shall be received as a fiduciary of SmartGate;

     (p)(i) Jackson acknowledges that SmartGate owns valuable property rights in all of the marks, names, designs, patents, and Trade Secrets connected with the Products (the "Intellectual Property") and that none of those rights are being granted to Jackson, and Jackson will not represent or claim that it owns any rights in the Intellectual Property; and all advertisements, promotional material, quotations, invoices and other materials used by Jackson in conjunction with the Products must use the trademark name given by SmartGate to the Products (SmartGate grants Jackson a nonexclusive license limited to this use of the trademark during the term of this Agreement) and must state that Jackson is a distributor of the Products and that SmartGate owns the Intellectual Property; for example, the following would be proper under this
Agreement: "SmartGate(R) Parking Gate Safety System exclusively distributed in the UK and Ireland by Jacksons Fine Fencing"; and Jackson will not alter the Products or Intellectual Property in any way, and all details, colors and designs must remain exactly as provided by SmartGate and all labels, numbers and names shall remain on the Products as provided by SmartGate; and Jackson shall not duplicate or attempt to duplicate any of the Products or Intellectual Property, will not make them available to anyone else for that purpose, and will not make or sell any product that is confusingly or deceptively


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similar to the Products; and Jackson will not register or attempt to register a trademark or any of the other Intellectual Property as its own or as anyone's other than SmartGate, and will not contest or attempt to cancel SmartGate's registration; and Jackson will not do anything that would invalidate or dilute any SmartGate's rights in the Intellectual Property;

          (ii) SmartGate shall indemnify and keep Jackson indemnified against all liabilities, costs and expenses reasonably incurred by Jackson in respect of claims made against Jackson and finally determined by a court of competent jurisdiction on the grounds that the Products or any of them infringes the intellectual property rights of any third party; and Jackson shall notify SmartGate in writing immediately upon learning of any possible matter that may invoke this provision so that SmartGate can, at its option, defend against it.

4.   RETURNS.

     (a) During the term of this Agreement, all unsold Product returns must be approved in advance by SmartGate and will incur a twenty percent (20%) restocking fee. All returned Products must be current model, in the original unopened packaging, and must be received by SmartGate in resalable condition. Jackson will pay all charges that may be involved with returns, including without limitation, transportation charges and insurance premiums and shall be responsible for all taxes, duties and other governmental assessments ("Charges").

     (b) In the event SmartGate terminates this Agreement without cause, all Products returned by Jackson shall be credited in full. All returned Products must be current model, in the original unopened packaging, and must be received by SmartGate in resalable condition. SmartGate will pay the Charges that may be involved with the returns.

5.   STANDARD WARRANTY AND DISCLAIMER.

     (a)  All sales to Jackson shall be subject to SmartGate's Standard
Warranty as contained in the Product's packaging in effect at the time of shipment of each Product by SmartGate. The Standard Warranty in effect as of the date of this Agreement is attached hereto as Attachment D, which is incorporated herein by this reference as the Standard Warranty that is initially applicable to Products sold by SmartGate to Jackson. The disclaimers contained in Attachment D are also incorporated by this reference and are applicable to all sales of Product by SmartGate to Jackson. Jackson shall not remove, deface or alter the warranty or any other part of the packaging or documentation of the Product in any way. Jackson is not authorized to extend or make any other warranty that is binding on SmartGate. Jackson agrees to indemnify, defend and hold SmartGate harmless from any claims, demands, liability, loss, expenses, attorneys fees and costs if Jackson attempts to extend or make any warranty on behalf of SmartGate other than SmartGate's Standard Warranty. It is agreed that Jackson may on its own account give longer warranties or improve their terms provided that it makes clear in writing that such extended or improved warranties are solely the responsibility of Jackson.

     (b) In order for Jackson to provide warranty service for Products as an authorized warranty service provider, SmartGate shall initially give Jackson ten (10) reconditioned Products which Jackson, acting as an authorized warranty service provider, shall use as a pool of replacements for Products which are returned to Jackson from end-user purchasers whose Products are entitled to warranty service under the


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Standard Warranty, and in each such case Jackson shall send the end-user's name and address to SmartGate along with the defective Product and the end-user's proof of purchase. SmartGate shall, from time to time, provide Jackson additional reconditioned units for this purpose upon SmartGate's receipt of such defective Products at SmartGate's office in Florida USA, with shipping paid by SmartGate. If SmartGate determines that a returned Product is not covered by the warranty, then SmartGate is not obligated to give Jackson a replacement reconditioned Product to replenish Jackson's pool of reconditioned Products for warranty service. At SmartGate's election, it may give Jackson new Products instead of reconditioned Products for use in warranty service, but SmartGate is not obligated to do so.

     (c) As an authorized warranty service provider, Jackson may receive claims for warranty service for Products sold to end-users by dealers and installers who purchased the Products from Jackson or other distributors, and in any case Jackson would not know whether the returned Product is covered by the warranty because the warranty Registration Cards are returned to SmartGate. Therefore, SmartGate will, upon Jackson's request, fax Jackson a copy of the warranty Registration Card for each Product that is returned to Jackson seeking warranty service. Jackson agrees to keep the Registration Cards confidential and not to disclose the end-user's names and other information on the Registration Cards to anyone at any time during or after the term of this Agreement and not to use the information for any purpose other than for warranty and repair service, unless Jackson otherwise expressly consents in writing.

6. RELATIONSHIP OF PARTIES.

     Jackson and SmartGate are not partners or joint ventures. Jackson is not an agent of SmartGate. Jackson is a purchaser of Products from SmartGate. Jackson has no right or authority to legally bind or obligate SmartGate and has no authority to enter into binding contracts for SmartGate. The parties hereto expressly understand and agree that Jackson is an independent contractor in the performance of each and every part of this Agreement, is solely responsible for all its employees and agents and its labor costs and expenses arising in connection therewith and is responsible for and will rectify all problems at its own expense in terms of any liabilities of any type whatsoever to its employees, agents and customers that may arise on account of Jackson's activities, or those of its employees or agents including, without limitation, direct and indirect subdistributors and dealers and installers. SmartGate is in no manner associated with or otherwise connected with the actual performance of this Agreement on the part of Jackson, nor with Jackson's employment of other persons or incurring of other expenses. Except as expressly provided in this Agreement, SmartGate shall have no right to exercise any control whatsoever over the activities or operations of Jackson.

7. ASSIGNMENT.

     This Agreement and the rights hereunder are not transferable or assignable without the prior written consent of the parties hereto, but shall inure to the benefit of each party's lawful successor by merger unless this Agreement is terminated in the manner provided below.

8. TERM AND TERMINATION.

   (a) Unless terminated earlier as provided herein, this Agreement shall have a term extending from the date of this Agreement to August 23, 2003.



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     (b)  This Agreement may be terminated by a party for cause immediately by written notice upon the occurrence of any of the following events:

          (i) If the other ceases to do business, or otherwise terminates its business operations; or

          (ii) If the other shall fail to promptly secure or renew any license, registration, permit, authorization or approval for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within thirty (30) days; or

          (iii) If the other materially breaches any material provision of this Agreement and fails to fully cure such breach within ten (10) days of written notice describing the breach; or

          (iv) If the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within ninety (90) days).

     (c) SmartGate may terminate this Agreement for cause upon written notice if Jackson fails to continue after the initial stocking order to place orders for Products at least as often and at least in the amounts set forth on Attachment C, fails to maintain at least the minimum inventory set forth on Attachment C, or fails to comply with all other provisions of Attachment C or if SmartGate receives verified reports of ongoing installation or support problems within the Territory.

     (d) SmartGate may also terminate this Agreement for cause upon written notice if SmartGate is required to call upon the standby letter of credit in order to obtain payment of an invoice.

9.   EFFECT OF TERMINATION.

     (a) The provisions of the following Sections shall survive the termination or expiration of this Agreement: Subsections a-(ii) and a-(iii) of
Section 2 to the extent of any unpaid invoices at the date of termination;
Section 3 (except for subsections a-(i) and a-(ii), c-(i) and c-(ii) and c-(iii), d-(i), g, h, m and n); Section 4; Section 5; Section 6; Section 8;
Section 9; Section 10; Section 12; Section 13; and Section 14.

     (b) Jackson understands that after this Agreement expires or terminates, Jackson shall have no right to continue as exclusive distributor nor shall it be entitled to any compensation in connection with such termination.

     (c) Jackson understands that after the expiration or termination of this Agreement, Jackson shall have no right to refer to itself as the exclusive distributor or distributor of SmartGate Products in any of its advertisements or promotional materials or elsewhere, nor shall it have any right to use any of SmartGate's trademarks, names or designations.

     (d) In the event of any termination or expiration of this Agreement, SmartGate may elect to terminate any order then pending.


                            Page 10. Initials:   /s/ SAM      /s/ RHJ
                                                 -------      -------

     (e) In the event of termination, SmartGate will supply Products to allow Jackson to fulfill its then existing contractual obligations, unless the termination by SmartGate is because of ongoing installation and support problems.

     (f) In the event of termination, SmartGate (or its new exclusive distributor or distributor) shall agree to supply Products to Jackson at SmartGate's then published dealer pricing and payment terms for non-USA accounts in order that Jackson will have the ability to service its customers for a period of eighteen (18) months after termination as long as Jackson maintains the standby letter of credit and makes timely payment for all Products in the same manner as it is required to do under this Agreement but this Agreement shall not apply.

10.  OTHER REMEDIES.

     (a) Termination is not the sole remedy under this Agreement for breach of this Agreement by the other party, and, whether or not termination is effected, all other remedies will remain available.

     (b) If either party breaches this Agreement, the other party shall have such rights and remedies as are provided at law and equity, including but not limited to damages, temporary injunctions ex parte and without notice, permanent injunctions and such other relief as the court deems just.

     (c) If either party breaches this Agreement, the other party may give (but is not required to give) the breaching party written notice specifying the breach so that it can be cured as soon as possible.

     (d) Due to the unique nature of the Products and the Trade Secrets and Intellectual Property, there can be no adequate remedy at law for any breach of Jackson's obligations set forth in subsections b, c-(ii), c-(iii), d-(ii), e, j, k, l, m, n, o, and p of Section 3 or in subsections a-(ii) or a-(iii) of
Section 1 of this Agreement, and any such breach may allow Jackson or third parties to unfairly compete with SmartGate resulting in irreparable harm to SmartGate. Therefore, upon any such breach or any threat thereof, SmartGate shall, in addition to having the right to immediately terminate this Agreement and in addition to all other applicable rights and remedies it may have, be entitled to appropriate equitable relief including, but not limited to, injunctions (including but not limited to injunctions ex parte and without notice) and specific performance, in addition to whatever remedies it might have at law, and to be indemnified by Jackson from any loss or harm, including, without limitation, attorneys' fees, in connection with any breach or enforcement of Jackson's obligations as set forth in the above described subsections of this Agreement. Jackson agrees that the cross undertaking as to damages that SmartGate would be required to give in order to obtain injunctions ex parte and without notice shall not exceed $1,000 US it being the agreement of the parties that SmartGate is sole owner of the Trade Secrets and Intellectual Property and that any damages to Jackson arising from issuance of the injunctions would be nominal. This subsection is not intended to limit the remedies of injunction and specific performance under this Agreement to just those occurrences that fall under this subsection.

11.  SMARTGATE COVENANTS AND REPRESENTATIONS.

     SmartGate represents, warrants, and agrees:

                         Page 11. Initials: /s/ SAM   /s/ RHJ
                                            -------   -------

     (a) SmartGate will conduct training sessions twice per year at Jackson's central location ("Training Sessions"). Also, SmartGate will provide Jackson (as they become available) with informational videos and other training materials SmartGate develops. SmartGate shall pay the travel and lodging costs of its personnel in connection with the Training Sessions and Jackson will provide the training facility at its cost. The dates upon which the Training Sessions will be held shall be as mutually agreed upon by the parties and will be planned sixty (60) days in advance of each occurrence, except that the first training session will be scheduled as soon as practicable after the signing of this Agreement. During each of the two session visits per year, both a sales seminar and a tech seminar and tech seminar will be held. The duration of each session will be determined by such factors as the number of attendees, sales volume and historical need.

     (b) To have and keep in good standing products liability insurance coverage with limits of liability of $4,000,000 US per occurrence, $4,000,000 US aggregate during the term of this Agreement.

12.  GENERAL.

     (a) AMENDMENT AND WAIVER. Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties. However, it is the intention of the parties that this Agreement be controlling over additional or different terms of any order, confirmation, invoice or similar document, even if accepted in writing by both parties, and that waivers and amendments shall be effective only if made by non-preprinted agreements clearly understood by both parties to be an amendment or waiver.

     (b)  GOVERNING LAW; LAWSUITS; ATTORNEYS FEES.

          (i) This Agreement shall be governed by and construed under the laws of the jurisdiction (either England-UK or Florida-USA) in which the court sits, without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

          (ii) Unless waived by the defendant in writing for that particular lawsuit, the sole jurisdiction and venue for legal, equitable and other lawsuits brought by either party against the other party under or relating to this Agreement shall be a court having subject matter jurisdiction in the defendant's "Home". Sarasota County, Florida, U.S.A., is the Home for SmartGate; Kent, England, U.K., is the Home for Jackson. Process shall be served in the manner provided by law where the court sits (this subsection does not waive service of process). Once a lawsuit is filed by either party against the other in the defendant's Home, the defendant may, but is not required, to file such claims, counterclaims and third party claims in that lawsuit as it chooses, and this shall not prevent it from also filing them in a court sitting in the plaintiff's Home.

          (iii) If either party expressly waives in writing the foregoing provision for jurisdiction and venue in its Home, then jurisdiction and venue shall lie in such court or courts located in the United Kingdom and the United States as have jurisdiction under its laws over the subject matter of the lawsuit and over the persons before it, and process shall be served in such case in the manner provided by its law (this subsection does not waive service of process).


                         Page 12. Initials: /s/ SAM   /s/ RHJ
                                            -------   -------

          (iv) In any lawsuit arising under or related to this Agreement (including but not limited to enforcing the right to payment and the Letter of Credit), the prevailing party shall be entitled to recover its costs and reasonable attorneys, solicitors and barristers fees for all matters relating to the lawsuit, including but not limited to pre-trial, trial and post-trial matters, appeals, arbitration, mediation, and bankruptcy and insolvency proceedings. The term "lawsuit" includes, but is not limited to, all lawsuits, actions, proceedings and other matters before a court or other judicial body.

     (c) HEADINGS. Headings and captions are for convenience only and are not a substantive part of this Agreement and are not to be used in the interpretation of this Agreement.

     (d)  NOTICES. Notices under this Agreement shall be sufficient only if:
(i) personally delivered to and signed for by the recipient; or (ii) delivered to the recipient by a major commercial rapid delivery courier service (such as FedEx) and signed for by the recipient or its agent or employee.

     (e) INCORPORATION BY REFERENCE. The Attachments and Exhibit to this Agreement are incorporated into this Agreement by reference and are made an integral part of this Agreement.

     (f)  FORCE MAJEURE.

          (i) A party shall not be liable for nonperformance or delay in performance (other than of obligations regarding payment of money or confidentiality) caused by any event reasonably beyond the control of such party including, but not limited to war, hostility, revolution, riot, civil commotion, national emergency, strike, lockout, boycott, unavailability or shortage of supplies or labor, blackout or brownout or other disruption of power or communications, epidemic, fire, hurricane, tornado, flood, earthquake, natural disaster, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court, government or governmental agency.

          (ii) If either party desires to invoke these force majeure provisions, then it shall notify the other party in writing of the circumstances constituting the force majeure and of the obligations the performance of which is thereby delayed or prevented, and the party giving the notice shall thereupon be excused from the performance or timely performance of such obligations for as long as the force majeure circumstances continue. Until the party seeking relief resumes performance, the other party may suspend its own performance of the Agreement. Force majeure also relieves the party seeking relief from damages, penalties and other contractual sanctions due to the nonperformance or delay resulting from force majeure. Force majeure also extends the time for performance of the party invoking it by an amount of time equal to the amount of time that the force majeure circumstances continue. Notwithstanding the foregoing, if either party is excused the performance of any obligation for a continuous period of one hundred twenty (120) days under this subsection, then either party may at any time thereafter, and provided that such performance or punctual performance is still excused, by written notice to the other terminate this Agreement. If the Agreement is so terminated, Jackson shall immediately pay to SmartGate the entire remaining balance due on all invoices for Products sold and shipped to Jackson.

     (g) DRAFTSMAN. This Agreement shall be construed equally with reference to both parties regardless of which party may have served as the draftsman.



                         Page 13. Initials: /s/ SAM   /s/ RHJ
                                            -------   -------

     (h) ENTIRE AGREEMENT; AUTHORITY. This Agreement constitutes the entire agreement and understanding between the parties and supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among the parties relating to the subject matter of this Agreement and all past dealings or industry customs. The signatories hereto warrant that they are duly authorized to sign this Agreement, and that this Agreement shall be binding upon the parties.

13. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

14. BASIS OF BARGAIN. EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS AGREEMENT ARE MATERIAL BARGAINED FOR BASES OF THIS AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, this agreement has been executed as a deed by the parties hereto as of the day and year first above written.

                                   Executed as a deed by:
                                   JACKSON
                                   H.S. Jackson & Son (Fencing) Limited
                                   a/k/a Jacksons Fine Fencing,
                                   a United Kingdom private limited company,
                                   Company Number 910291

                                   Acting by
                                   Director: /s/ RICHARD H. JACKSON
                                             -------------------------------

                                   Name:  Richard H. Jackson
                                          ----------------------------------

                                   Director/Secretary:  ILLEGIBLE
                                                       ---------------------

                                   Name:  ILLEGIBLE
                                          ----------------------------------

                                   SMARTGATE
                                   SmartGate, L.C.,
                                   a Florida limited liability company

                                   By:  /s/ STEPHEN A. MICHAEL
                                       -------------------------------------

                                   Name: Stephen A. Michael
                                         -----------------------------------

                                   As Its: President
                                           ---------------------------------


                               Page 14. Initials:   /s/ SAM      /s/ RHJ
                                                    -------      -------

                                  ATTACHMENT A

                                   TERRITORY
The countries of: England, Scotland, Northern Ireland, Wales and Ireland.

                                    PRODUCTS
SmartGate(R) safety systems for parking, gates and any future SmartGate(R) safety products that are applicable to the fencing and gate industry.

                              End of Attachment A


                         Page 15. Initials: /s/ SAM   /s/ RHJ
                                            -------   -------

                                  ATTACHMENT B

                               INITIAL PRICE LIST

Jackson's Initial Price:

-  $286.74 U.S. per each SmartGate parking gate safety system unit #SG-0507
   Rev H (Note: SmartGate's present published suggested retail price is $695.00 U.S.).

- Accessories (spare parts and kits) and sales and technical aids will be 30% off the prices U.S. for such items as set forth on SmartGate's Dealer Wholesale Pricing attached as Exhibit "1" hereto.

                              END OF ATTACHMENT B


                         Page 16. Initials: /s/ SAM   /s/ RHJ
                                            -------   -------

                                  ATTACHMENT C

                        MINIMUM INITIAL STOCKING ORDER,
                             MINIMUM INVENTORY AND
                           MINIMUM ORDER REQUIREMENTS

1.   MINIMUM INITIAL STOCKING ORDER:

-    One Hundred SG-0507 (Rev. H) units.

-    Ten each of all specified Accessory kits.

- Ten each of Insulator Cable assemblies specific to the brand of gates sold by the distributor.

-    Ten each of Installation and Sales videos.

-    400 sets of Dealer Brochures (provided at no charge).

2.   MINIMUM INVENTORY:

Jackson's inventory of the Products will never be less than the following amounts:

-    Fifty (Rev. H) units.

-    Five each of all specified Accessory kits.

- Five each of Insulator Cable assemblies specific to the brand of gates sold by the distributor.

-    Five each of Installation and Sales videos.

-    200 sets of Dealer Brochures (provided at no charge).

3.   MINIMUM ORDER REQUIREMENTS:

     A. During the first twelve (12) months of the term of this Agreement, Jackson shall order at least two hundred (200) units of #SG-0507 Rev H.

     B. During the second twelve (12) months of the term of this Agreement, Jackson shall order at least three hundred (300) units of #SG-0507 Rev H.

     Jackson agrees not to order less than fifty (50) units of #SG-0507 Rev H in an order without the prior written consent of SmartGate at any time during the term of this Agreement.

4.   MONTHLY SALES REPORT:

     In accordance with Section 3, Subsection a-(i), Jackson shall provide SmartGate with a monthly sales report showing the number of units sold, the date sold, the respective serial numbers of the units sold, the customer's name and contact person, and the number of parts kits sold (whether or not said parts were manufactured by SmartGate or Jackson), and shall also provide SmartGate with monthly non-binding good-faith forecasts of its anticipated requirements and shipping dates for the three (3) month period following each forecast.

                              END OF ATTACHMENT C



                         Page 17. Initials: /s/ SAM   /s/ RHJ
                                            -------   -------

                                  ATTACHMENT D
                               STANDARD WARRANTY
                    SMARTGATE(R) PARKING GATE SAFETY SYSTEM


     SmartGate, L.C., a Florida (USA) limited liability company ("SmartGate"), certifies to the first end-user purchaser that this SmartGate(R) parking gate safety system ("Product") is free from defects in material and manufacture under normal intended use as part of a parking gate for the longer of ninety (90) days from its date of installation or one hundred twenty (120) days from its date of purchase ("Warranty Period"). The first end-user purchaser may extend this Warranty Period to end one (1) year after the date of the Product's purchase by registering the Product with SmartGate by completely filling out the attached Registration Card and returning it to SmartGate within ninety (90) days after the later of the purchase date or installation date. Notwithstanding the foregoing, the Warranty Period does not extend more than three (3) years after the date of manufacture of the Product.

     If this Product proves to SmartGate's satisfaction to be defective in material or workmanship under normal intended use within the Warranty Period, then SmartGate's entire liability shall be, at SmartGate's option, either (a) repair of the Product, or (b) replacement of the Product with a new or reconditioned Product, or (c) refund of the lesser of the Product's actual or suggested retail purchase price. This warranty is the entire remedy of the end-user purchaser and all prior purchasers of the Product.

     This warranty is automatically voided by any of the following, in which case SmartGate shall have no obligation or liability to anyone whatsoever: alteration, modification, or disassembly of the Product; removal, alteration or obliteration of the serial number or the Product name or model on the Product; failure to follow an installation, maintenance, safety or other instruction; intentional, negligent or other misuse, abuse or improper use; any use other than as part of a parking gate; any use outside the recommended environment or operating conditions; act of God; surge, fluctuation or other variation in electric current or voltage; any defect in anything to which the Product is attached; any other condition or occurrence beyond the reasonable control of SmartGate.

     THIS WARRANTY IS MADE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     NEITHER SMARTGATE NOR ITS DISTRIBUTORS NOR ANYONE ELSE INVOLVED IN SALE, DELIVERY OR INSTALLATION OF THIS PRODUCT SHALL BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOSS OF PROFITS, REVENUE OR BUSINESS, DAMAGES FOR COST OF REMOVAL, INSTALLATION OR REINSTALLATION, DAMAGES FOR PENALTIES, AND DAMAGES FOR TORTS) IN ANY WAY RELATED TO THE PRODUCT.

     There are no warranties that extend beyond the description on the face of this warranty. The wording of this warranty cannot be waived, amended, modified, changed or supplemented in any way whatsoever except by a written document that expressly refers to this warranty and that is signed by an officer of SmartGate.

     This product is not intended for home or consumer use.

     This warranty and all other obligations of SmartGate with respect to the Product are governed by the laws of Florida (USA) without regard to its conflict of laws provisions.

     This product is not intended for sale or use outside the country of sale or use, as authorized in writing by SmartGate, and no warranties are made for such sale or use.

     The SmartGate(R) parking gate safety system is designed only to alert a gate of an impending strike. The speed and shape of the sensed object, the ability of the gate to stop and reverse after it has been alerted, and other factors not within the control of SmartGate, may affect the perceived performance of the SmartGate(R) parking gate safety system. Due to the inevitable changes in operating environment, closure device operation, and other unforeseeable factors, installation of this safety sensing system must be accompanied by a comprehensive, ongoing, and strictly enforced inspection program by the gate owner or operator to assure proper operation of the safety sensing system and powered closure device both individually and as a system. If upon inspection the powered closure device does not react with the enhanced safety expected, it should be taken out of service until a properly trained technician performs service or repairs. Regular inspection and maintenance will help to maintain a high "operations with safety" to "total operations" ratio. SmartGate, L.C. accepts no responsibility for ongoing inspection and maintenance of its products.

     All claims under this warranty must be made within ten (10) days after discovery of the defect by telephoning, faxing or emailing SmartGate to obtain a Return Material Authorization (RMA) number and the location of the nearest authorized warranty service provider, then returning the Product with proof of purchase to SmartGate or an authorized warranty service provider at sender's expense within ten (10) days thereafter.

SMARTGATE, L.C.                              TECH SUPPORT 941-355-9361
4400 INDEPENDENCE COURT                      SALES 800-863-9361
SARASOTA, FLORIDA (USA) 34234                FAX 941-355-9373
EMAIL: sales@safetysensor.com                INTERNET: www.safetysensor.com

                           Page 18.  Initials:   /s/ SAM      /s/ RHJ
                                                 -------      -------

          -RETURN REGISTRATION CARD TO SMARTGATE FOR 1 YEAR WARRANTY-

                               REGISTRATION CARD
                    SMARTGATE(R) PARKING GATE SAFETY SYSTEM


Model No.:
Serial No.:

Purchase Date:

Installation Date:

End-User Purchaser Name:
Address:
City/State/Country/Zip-Postal Code:
Phone/Fax/Email:

Purchased From:
Company:
Address:
City/State/Country/Zip-Postal Code:
Phone/Fax/Email:

Installed By
Technician:
Company:
Address:
City/State/Country/Zip-Postal Code:
Phone/Fax/Email:

Installation Site Address:
City/State/Country/Zip-Postal Code:
Specific location of unit installed:
(example: if at the airport, where at the airport)

Registration must be completed within 90 days of installation or purchase. Return this Registration Card to:

SmartGate, L.C.
4400 Independence Court
Sarasota, Florida (USA) 34234
Sales 800-863-9361
Tech Support 941-355-9361
Fax 941-355-9373
Email: sales@safetysensor.com

WARR.7-01.REV.-A

                              End of Attachment D

                       Page 19. Initials:   /s/ SAM      /s/ RHJ
                                            -------      -------

                                  ATTACHMENT E
               BANK WIRING INSTRUCTIONS FOR PAYMENTS TO SMARTGATE

Note: All payments must be in U.S. Dollars.

Receiving Bank:
     Name:          First Union National Bank
     Address:       Jacksonville, Florida, USA
     Routing No.:   063000021
     For credit to: SmartGate, L.C.
                    Account No. 2090002873120


                              End of Attachment E







                         Page 20. Initials:   /s/ SAM      /s/ RHJ
                                              -------      -------

                                   EXHIBIT 1

        SmartGate's Current Standard Dealer Wholesale Pricing and Terms (Incorporated by reference into subsection 3(a)(ii) and Attachment B)








                         Page 21. Initials:   /s/ SAM      /s/ RHJ
                                              -------      -------

                  DEALER WHOLESALE PRICING (EFFECTIVE 8/10/01)

IMPORTANT ORDERING INFORMATION:

1. Each SG0507 contains all parts to fit a gate with a straight, non-metal arm up to 13' in length. (longer lengths available)

2. Order a model "SG0507-H" if your gate has its own built in "Close" timer.

3. Order a model "SG0507-E" if your gate does not have its own built in "Close" timer.

4. Metal Arm Gates...you must order an "Insulator Block" assembly, whether it is a straight or folding arm. (see Insulators)

5. Folding Arm Gates...you must order an "Insulator Cable" assembly, whether it is a metal or non-metal arm. (see Insulators)

6. Specify gate brand, model number, arm type, material and length to expedite processing of your order.

             WARRANTY - REGISTERED UNIT 1 YEAR UNREGISTERED 90 DAYS
                  (REGISTRATION CARD PROVIDED WITH EACH UNIT)       LEAD TIME...
                                                                     CALL FOR
                                                                 CURRENT STATUS!
PARKING GATE NON-CONTACT SAFETY SYSTEM

---------------------------------------------------------------------------------------------------------
STOCK NO.                   DESCRIPTION                             1-14       15-49      50+
---------------------------------------------------------------------------------------------------------
SG0507     SmartGate Parking Gate Safety System Model -H or -E      354.00     318.60      Call for Quote

                                                             SUGGESTED RETAIL $695 + DEALER INSTALLATION


INSULATORS (see notes 4 & 5 above)

-------------------------------------------------------------------------------------------------------
GATE BRAND                       INSULATOR BLOCK ASSEMBLIES            INSULATOR CABLE ASSEMBLIES
                                 Stock No.      22.00 each             Stock No.      39.00 each
-------------------------------------------------------------------------------------------------------
Amano                            INS-AMN                               HDW-AMF
Bulwark U.S.A. or S.A.           INS-BSU                               HDW-BSU
CAME                             INS-CAM                               HDW-CAM
DC Solutions                     INS-DCS                               **
DoorKing                         **                                    HDW-DKG
FAAC                             INS-FAAC    INS-FAACL (long arm)      HDW-FAAC
Federal APD (G89-90)             **                                    HDW-FED
Federal APD (Posi-drive)         INS-FED                               HDW-FEDP
Hy-Security                      INS-HYS     INS-HYSL (long arm)       HDW-HYS
Magnetic                         INS-MAG                               **
OSCO                             **                                    HDW-OSC
Traf-O-Data                      INS-TRA                               HDW-TRA
Sentex                           **                                    HDW-STX
WPS                              **                                    HDW-WPS

NOT LISTED? CALL US!          WE HAVE PARTS FOR MANY OTHER POPULAR GATE BRANDS!

** Is not required or is not an available option for the specified brand of gate


ACCESSORIES (Spare Parts & Kits)

------------------------------------------------------------------------------------------------------------
STOCK NO.         PRICE EACH                               DESCRIPTION
------------------------------------------------------------------------------------------------------------
AQK012           21.40             Quick Connect Antenna Kit - (complete antenna kit assembly)
QKMF12           11.70             Quick Connect Maintenance Pkg. - (partial antenna kit for maintenance or repair)
UDLS01            9.00             Universal Down Limit Switch Kit - (lever switch & mounting bracket hardware)
031-1001          8.50             Transformer, AC Direct Plug In - (24 VAC, Std. #3 Cord & Connector)
FACA06           38.00             Insulated Folding Arm Cable - (a subassembly of HDW insulator cable kits)
044-1010          3.70             SS Braided Rope - (a subassembly of HDW insulator cable kits... "include folding arm brand name")

SALES & TECHNICAL AIDS

-------------------------------------------------------------------------------------------------------
DESCRIPTION                                                                PRICE EACH
-------------------------------------------------------------------------------------------------------
Sales Literature                                                            No Charge
Video - "Universal Installation and Technical Overview"                     10.00
Video - "Selling the SmartGate Safety System for Parking Gates"             10.00


TERMS:

--------------------------------------------------------------------------------------------------------------
U.S. Dollars                                COD until account established     RMA required for all
Non-US accounts subject to special terms    Net 30, 2% 10, 5% Cash            product repair and returns
Prices do not include shipping & handling   Late charge 2% per month          Subject to change without notice




SMARTGATE (R)                                         USA Toll Free 800-863-9361
Non-Contact Safety for Gates & Doors                                941-355-9361
-------------------------------------                     Facsimile 941-355-9373
The best safety sensing in the world!                       www.safetysensor.com
                                                          sales@safetysensor.com
                                                           4400 Independence Ct.
                                                              Sarasota, FL 34234

                           Initials: /s/ SAM   /s/ RHJ

                      AMENDMENT TO DISTRIBUTION AGREEMENT

     THIS AMENDMENT TO DISTRIBUTION AGREEMENT (the "Amendment") is entered into as of April 10th, 2002 by and between SMARTGATE, L.C. ("SmartGate"), a Florida limited liability company, with its principal place of business at 4400 Independence Court, Sarasota, Florida, U.S.A. 34234, and H.S. JACKSON & SON (FENCING) LIMITED ("Jackson"), sometimes doing business as Jacksons Fine Fencing, a United Kingdom private limited company, Company Number 910291, with its principal place of business at Stowting Common, Nr. Ashford, Kent, England, U.K. TN25 6BN, and its registered office at 4 and 6 Queen Street, Ashford, Kent, England, U.K. TN23 1RG.

     WHEREAS, SmartGate and Jackson entered into that certain Distribution Agreement dated August 23, 2001 ("Agreement"); and

     WHEREAS, the parties wish to amend ATTACHMENT A of the Agreement to include additional countries in the TERRITORY and add a condition to the inclusion of the additional countries; and

     WHEREAS, the parties also wish to amend Section 4 of ATTACHMENT C entitled "MONTHLY SALES REPORT", and Section 3, Subsection (a)(i) of the Agreement to provide for clarifications and additions in those sections in light of the inclusion of the additional countries into the TERRITORY.

     NOW, THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties, intending to be legally bound, hereby agree that the Agreement is amended as follows:

     1. ATTACHMENT A of the Agreement under the Section entitled TERRITORY is hereby amended to add the following countries: Albania, Andorra, Austria, Belgium, Bosnia, Bulgaria, Croatia, Czech Republic, Denmark, Finland, France, Germany, Gibraltar, Greece, Hungary, Ireland, Italy, Liechtenstein, Luxemburg, Macedonia, Malta, Moldova, Monaco, Netherlands, Norway, Poland, Portugal, Romania, San Marino, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, Vatican, and Yugoslavia ("Additional Countries"), and to add the condition set forth below to the inclusion of the Additional Countries to the TERRITORY. Accordingly, the TERRITORY section of ATTACHMENT A shall read as follows:

     "The countries of England, Scotland, Northern Ireland, Wales, Ireland, Albania, Andorra, Austria, Belgium, Bosnia, Bulgaria, Croatia, Czech Republic, Denmark, Finland, France, Germany, Gibraltar, Greece, Hungary, Ireland, Italy, Liechtenstein, Luxemburg, Macedonia, Malta, Moldova, Monaco, Netherlands, Norway, Poland, Portugal, Romania, San Marino, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, Vatican, and Yugoslavia.

     As a condition to the SmartGate's inclusion of the Additional Countries in the TERRITORY, Jackson agrees that, from time to time, SmartGate may review and evaluate any of the Additional Countries ("Review"), taking into consideration the following factors: (i) Jackson's business, marketing and financial commitment to the identified country or countries, (ii) Jackson's current and projected market penetration in the identified country or countries, (iii) Jackson's sales programs for the identified country or countries; and (iv) conditions related to the market within the identified country or countries for SmartGate products. As part of the Review,

Jackson and SmartGate will discuss mutual goals and objectives regarding the identified country or countries. Following the Review and the discussions between the parties, SmartGate may, in the exercise of its discretion:

     (a)  Continue under the Agreement as amended;

     (b) Delete from the TERRITORY those Additional Countries where it deems, in its commercially reasonable and good faith judgment, that Jackson's market penetration and sales performance is not sufficient to warrant continued rights under this Agreement as exclusive distributor. The parties further agree that in the event SmartGate exercises its right and deletes any of the Additional Countries, SmartGate shall also have the right to appoint an exclusive distributor in the deleted country or countries as it deems appropriate; and

     (c) Recommend increases in the MINIMUM INVENTORY under Section 2 of ATTACHMENT C and the MINIMUM ORDER REQUIREMENTS under Section 3 of ATTACHMENT
C. In the event SmartGate recommends increases in the minimums and the parties are not able, within thirty (30) days of such recommendation, to mutually agree upon the increased minimums, SmartGate shall have the right, in its sole discretion, to delete from the TERRITORY those Additional Countries it deems appropriate for deletion, and SmartGate shall have the right to appoint an exclusive distributor in the deleted countries as it deems appropriate."

     2. Section 4 of ATTACHMENT C entitled "MONTHLY SALES REPORT" is hereby amended by inserting the words "on a country-by-country basis of all the countries within the TERRITORY" in the second line of the paragraph between the words "showing" and "the". Accordingly, Paragraph 4 shall read as follows:

     "In accordance with Section 3, Subsection a-(i), Jackson shall provide SmartGate with a monthly sales report showing, on a country-by-country basis of all the countries within the TERRITORY, the number of units sold, the date sold, the respective serial numbers of the units sold, the customers' name and contact person, and the number of parts kits sold (whether or not said parts were manufactured by SmartGate or Jackson), and shall also provide SmartGate with monthly non-binding good-faith forecasts of its anticipated requirements and shipping dates for the three (3) month period following each forecast."

     3. Section 3, Subsection (a)(i) of the Agreement is hereby amended by inserting the words "on a country-by-country basis of all the countries within the Territory" in the first line of the paragraph between the words "showing" and "the", and inserting the phrase "for production planning and the Review (as described in the Amendment to Attachment A) during the term of this Agreement, and" in the seventh line of the paragraph between the words "than" and "for". Accordingly, Section 3, Subsection (a)(i) shall read as follows:

     "(a)(i) To provide SmartGate with a monthly sales report showing, on a country-by-country basis of all the countries within the Territory, the number of units sold, the dates sold, the customers' names and contact persons, the respective serial numbers of the units sold, and the number of parts kits (whether or not said parts were manufactured by SmartGate or Jackson), and to provide SmartGate with monthly non-binding good-faith forecasts of its anticipated requirements and shipping dates for the three
     (3) month period following each forecast; SmartGate agrees to keep the customers' names and contact persons furnished by Jackson in strict confidence both during and following the term of this Agreement and to not use it for any purpose other than for production planning and the Review (as described in the Amendment to Attachment A) during the term of this Agreement, and for warranty and repair service and tracking and support service both during and following the term of this Agreement, unless Jackson otherwise consents;"

     IN WITNESS WHEREOF, this Amendment has been executed as a deed by the parties hereto as of the day and year first above written.

                                       Executed as a deed by:
                                       JACKSON
                                       H.S. Jackson & Son (Fencing) Limited
                                       a/k/a Jacksons Fine Fencing,
                                       a United Kingdom private limited company,
                                       Company Number 910291

                                       Acting by
                                       Director:  /s/ RICHARD JACKSON
                                                --------------------------------

                                       Name: Richard Jackson
                                            ------------------------------------

                                       Director/Secretary: /s/ BRIAN THOMAS
                                                          ----------------------

                                       Name: Brian Thomas
                                            ------------------------------------

                                       SMARTGATE
                                       SmartGate, L.C.,
                                       a Florida limited liability company

                                       By: /s/ STEPHEN A. MICHAEL
                                          --------------------------------------

                                       Name: Stephen A. Michael
                                            ------------------------------------

                                       As Its: President
                                              ----------------------------------

                   SECOND AMENDMENT TO DISTRIBUTION AGREEMENT

         THIS SECOND AMENDMENT TO DISTRIBUTION AGREEMENT (the "Second Amendment") is entered into as of March 31, 2003 by and between SmartGate, L.C. ("SmartGate"), a Florida limited liability company, with its principal place of business at 4400 Independence Court, Sarasota, Florida, U.S.A. 34234, and H.S. Jackson & Son (Fencing) Limited ("Jackson"), sometimes doing business as Jacksons Fine Fencing, a United Kingdom private limited company, Company Number 910291, with its principal place of business at Stowting Common, Nr. Ashford, Kent, England, U.K. TN25 6BN, and its registered office at 4 and 6 Queen Street, Ashford, Kent, England, U.K. TN23 1RG.

         WHEREAS, SmartGate and Jackson entered into that certain Distribution Agreement dated August 23, 2001 ("Agreement"); and

         WHEREAS, on April 10, 2002, the parties amended the Agreement to expand the TERRITORY and to provide for certain other matters related thereto ("First Amendment"); and

         WHEREAS, the parties wish to further amend the Agreement to: extend its term; add to Jackson's exclusive distributorship in the TERRITORY SmartGate(R)'s safety systems for application to commercial overhead doors a/k/a roller-shutter doors; and update the Agreement with respect to various matters set forth hereinbelow.

         NOW, THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each party, and the parties, intending to be legally bound, hereby agree that the Agreement is amended as follows:

         1. Subparagraph (a) of Section 8 of the Agreement entitled "Term and Termination" is hereby amended to change the date at the end of the sentence from August 23, 2003 to August 23, 2004.

         2. Attachment A of the Agreement under the Section entitled "PRODUCTS" is hereby amended by deleting the existing sentence in its entirety and replacing it with the following:

         "SmartGate(R) safety systems for application to parking gate, sliding gate, swinging gate, commercial overhead doors a/k/a roller shutter doors and any future SmartGate(R) safety products that are applicable to these market areas."

         3. Attachment B of the Agreement under Section entitled "INITIAL PRICE LIST" is hereby amended by:

         a. Eliminating bullet No. 1 in its entirety and replacing it with the following:

                  "- $317 US per each SmartGate Unit consisting of SmartGate's ISM & ISG combination unit or its equivalent ("ISM Pair"); and

         b. Eliminating bullet No. 2 in its entirety and replacing it with the following:

                  "- Accessories (spare parts and kits) and sales and technical aids will be 30% off the prices U.S. for such items as set forth on the then applicable SmartGate(R) Dealer Wholesale Pricing List."

         4. Attachment B of the Agreement under Section entitled "INITIAL PRICE LIST" will be further amended by adding a third bullet to state as follows: "- With regard to accessories and hardware for the ISM Pair, Jackson agrees that it will be responsible, at its sole cost, for developing and producing the necessary position sensing and antenna hardware ("Hardware") as may be required for adapting the ISM Pairs for application to commercial overhead doors a/k/a roller shutter doors for sale in the various markets and countries within the TERRITORY and, at Jackson's discretion and cost, for installation kits for parking, sliding and swinging gates. SmartGate agrees that it will provide Jackson with engineering and technical support in connection with Jackson's development of such Hardware, and will provide testing support where practical. Jackson further agrees that any such Hardware it develops will be subject to SmartGate's review and approval prior to their implementation and sale by Jackson."

         5. The parties acknowledge that the parking gate safety system Rev H Units that were initially identified in Attachment B of the Agreement, have been discontinued and currently are being replaced with the SmartGate(R) ISM Pairs and applicable installation hardware and kits. In view of the discontinuation of the H Units, Jackson acknowledges and agrees that SmartGate is retaining a limited number of H Units for warranty stock, and that it will keep this limited number of H Units available for up to one year following the date of signing this Second Amendment. Jackson further agrees that in the event the warranty stock H Units become unavailable, SmartGate shall have the right to replace the H Units for warranty purposes with current equivalent product.

         6. Attachment C of the Agreement is hereby amended as follows:

            I. SECTION 1 entitled "Minimum Initial Stocking Order" is hereby eliminated in its entirety and not replaced;

            II. The provisions of Section 2 entitled "Minimum Inventory" are hereby eliminated in their entirety and replaced with the following:

                  "Jackson's inventory of the Products will never be less than the following amounts:

                       -   100 ISM Pairs;

                       - 10 each of applicable installation and hardware kits (unless Jackson produced equivalents have been approved by SmartGate(R));

                       - 10 each of Insulator Cable assemblies specific to the brand of gates sold by the distributor (unless Jackson produced equivalents have been approved by SmartGate(R));

                       -   10 each of Installation and Sales videos;

                       - 200 sets of Dealer Brochures, provided at no charge (unless Jackson produced equivalents have been approved by SmartGate(R))";

            III. The provisions of Section 3 entitled "Minimum Order Requirements" are hereby eliminated in their entirety and replaced with the following: "3. Minimum Order Requirements:

                       A. Between the signing of this Second Amendment and August 23, 2003, Jackson agrees to order the balance of the 300 Units (i.e. -

                           185 Units) it was required to order during the second year of the Agreement as required pursuant to Section 3B of the original Attachment C. SmartGate and Jackson acknowledge and agree that the balance of the 300 Units (i.e. - 185 Units) to be ordered will be ISM Pairs as said ISM Pairs have replaced the Rev H. Units.

                       B. SmartGate shall allow a six month period from the signing of this Second Amendment for Jackson to develop the Hardware for commercial overhead doors a/k/a roller-shutter doors pursuant to Paragraph 4 of this Second Amendment, after which Jackson shall order, during the period from August 23, 2003 to September 23, 2004, a minimum of 500 ISM Pairs.

                      Jackson agrees not to order less than fifty (50) ISM Pairs in an order without prior written consent of SmartGate at any time during the term of this Agreement."

            IV Section 4 entitled "Monthly Sales Report" has been amended by the provisions of the First Amendment and remains as amended by the First Amendment.

         7. SmartGate represents and warrants to Jackson that it has commenced the process of obtaining CE Marking certification for the PRODUCTS where required within the TERRITORY and that it will use its reasonable commercial efforts to complete the CE Marking certification as soon as practicable following the signing of this Second Amendment. Jackson agrees that it will cooperate with SmartGate and its authorized representative in their efforts to obtain the CE Marking certification for the PRODUCTS. SmartGate shall be responsible, at its sole cost and expense, for all CE Marking certification testing of the PRODUCTS. Jackson shall, at its sole cost and expense, maintain the technical file as required by CE and shall provide SmartGate with a duplicate copy of all materials in the technical file, and shall promptly transmit to SmartGate, all changes and updates to the technical file, in order that, at all times, SmartGate and Jackson have an identical technical file. SmartGate will provide Jackson with all technical documents that may be required by CE for the maintenance of any CE required technical files regarding the PRODUCTS certified by CE. Jackson further agrees to immediately transmit to SmartGate all documents which might require action on the part of SmartGate or Jackson to achieve or maintain CE or country specific certifications necessary to support and facilitate the sale of the PRODUCTS in the TERRITORY. Jackson further agrees that once the CE Marking certification is obtained, that it, at its sole cost and expense, will make adjustments to packaging, instructions, and things of that nature as may be required by CE and the countries of the TERRITORY so that the PRODUCTS remain in compliance with the CE Marking requirements ("Required Adjustments"). Jackson further agrees that any such Required Adjustments and any and all documents, packaging instructions and things of that nature must be submitted to and approved by SmartGate before release. Jackson further agrees that SmartGate will, at its sole discretion, choose which regulatory certifications, in addition to CE, SmartGate will attempt to achieve and maintain within the TERRITORY.

         8. In view of the anticipated increase in orders which may be brought about by this Second Amendment, Jackson agrees that the amount of the Letter of Credit as set forth in

Paragraph 2(a)(iii) of the Agreement shall be increased from $40,000 US to a minimum of $100,000 US prior to the shipment of any PRODUCTS following the signing of this Second Amendment.

         9. Attachment D to the Agreement entitled "Standard Warranty" is hereby deleted in its entirety and replaced with the new Standard Warranty set forth in Attachment D which is attached to this Second Amendment.

         10. Attachment E to the Agreement entitled "Bank Wiring Instructions for Payments to SmartGate" is hereby amended to reflect the current wire instructions which are:

                    Receiving Bank:
                                Name:            Wachovia Bank, N.A.
                                Address:         Jacksonville, Florida, USA
                                Routing No.:     063000021
                                For credit to:   SmartGate, L.C.
                                Account No.      2090002873120

         11. Section 11(a) of the Agreement regarding SmartGate's obligation to provide training sessions twice per year, is amended to reflect that one of the two sessions (i.e. - the first session) shall be a mandatory obligation of SmartGate, and the second training session ("Second Session") shall take place only if Jackson requests that such session take place, and absent such request by Jackson, SmartGate shall have no obligation to initiate or conduct the Second Session.

         IN WITNESS WHEREOF, this Second Amendment has been executed as a deed by the parties hereto as of the day and year first above written.

                                       Executed as a deed by:
                                       JACKSON
                                       H.S. Jackson & Son (Fencing) Limited
                                       a/k/a Jacksons Fine Fencing,
                                       a United Kingdom private limited company,
                                       Company Number 910291

                                       Acting by

                                       Director:    /s/  Richard Jackson
                                                 -------------------------------
                                       Name:           Richard Jackson
                                             -----------------------------------

                                       Director/Secretary:   /s/ Neil Jordan
                                                           ---------------------
                                       Name:             Neil Jordan
                                             -----------------------------------

                                       SMARTGATE
                                       SmartGate, L.C.,
                                       a Florida limited liability company


                                       By:        /s/  Stephen A. Michael
                                           -------------------------------------
                                       Name:         Stephen A. Michael
                                             -----------------------------------
                                       As Its:            President
                                               ---------------------------------